EXHIBIT 99.1

AMENDMENT TO RIGHTS AGREEMENT

AMENDMENT, dated as of April 27, 2005 (this “Amendment”), to the Rights Agreement, dated as of September 15, 1999 (the “Rights Agreement”), between Russell Corporation, an Alabama corporation (“Russell Alabama”), and SunTrust Bank (formerly known as SunTrust Bank, Atlanta) (the “Rights Agent”).

WHEREAS, pursuant to the Agreement and Plan of Merger, dated January 30, 2004 (the “Merger Agreement”), Russell Alabama will reincorporate from the State of Alabama to the State of Delaware by merging (such merger, the “Reincorporation Merger”) with and into Russell Corporation, a Delaware Corporation (“Russell Delaware”);

WHEREAS, upon the effectiveness of the Reincorporation Merger, the separate existence of Russell Alabama shall cease, and the Reincorporation Merger will have the effects set forth in the applicable provisions of the Delaware General Corporation Law and the Alabama Business Corporation Act;

WHEREAS, upon the effectiveness of the Reincorporation Merger, each issued and outstanding share of common stock, par value $0.01 per share, of Russell Alabama (“Russell Alabama Common Stock”) (other than dissenting shares) will be converted automatically and without any further action on the part of Russell Alabama into one fully paid and nonassessable share of common stock, par value $0.01 per share, of Russell Delaware (“Russell Delaware Common Stock”);

WHEREAS, Russell Alabama and the Rights Agent intend to amend the Rights Agreement to confirm that Russell Delaware will succeed to all of the rights and obligations of Russell Alabama under the Rights Agreement and to reflect certain conforming changes in this Amendment;

WHEREAS, Russell Alabama and the Rights Agent intend to amend the Rights Agreement to confirm that Russell Delaware is not an Acquiring Person and that no Distribution Date (as such terms are defined in the Rights Agreement) will be deemed to occur as a result of the execution of the Merger Agreement and the consummation of the Reincorporation Merger, and the Reincorporation Merger will not be deemed a Triggering Event (as such term is defined in the Rights Agreement); and

WHEREAS, pursuant to and in compliance with Section 27 of the Rights Agreement, Russell Alabama directs the Rights Agent to join Russell Alabama in amending the Rights Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Rights Agreement, the parties hereto agree as follows:

1.	Succession. Upon the effectiveness of the Reincorporation Merger, Russell Delaware

will succeed to all of the rights and obligations of Russell Alabama under the Rights Agreement and replace Russell Alabama as the “Company” under the Rights Agreement and the exhibits to the Rights Agreement.

2.	Right to Purchase Preferred Stock. Upon the effectiveness of the Reincorporation Merger, each right (“Right”) theretofore issued by Russell Alabama that attached to a share of Russell Alabama Common Stock will be converted into a Right to purchase from Russell Delaware one one-hundredth of a share of Series A Junior Participating Preferred Stock (“Preferred Stock”) of Russell Delaware for the purchase price of $85.00, subject to adjustment as provided in the Rights Agreement (the “Purchase Price”), such Right being attached to the share of Russell Delaware Common Stock into which such share of Russell Alabama Common Stock will be converted into in the Reincorporation Merger.

3.	References in Rights Agreement. Upon the effectiveness of the Reincorporation Merger, all references in the Rights Agreement and the exhibits to the Rights Agreement to Russell Alabama Common Stock will become references to Russell Delaware Common Stock, all references to Preferred Stock of Russell Alabama will become references to Preferred Stock of Russell Delaware, all references to other securities of Russell Alabama will become references to other securities of Russell Delaware, all references to Rights will be to Rights with respect to Preferred Stock of Russell Delaware rather than to Rights with respect to Preferred Stock of Russell Alabama and all references to shareholders will become references to stockholders.

4.	Acquiring Person. Upon the effectiveness of the Reincorporation Merger, Section 1(a) of the Rights Agreement is amended and restated in its entirety as follows:

“(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company, or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (iv) any Person who, along with such Person’s Affiliates and Associates, is the Beneficial Owner of 15% or more of the shares of Common Stock outstanding as of the date hereof, provided that such Person, including such Person’s Affiliates and Associates, does not acquire, after the date hereof, additional shares of Common Stock in excess of 1% of the then outstanding Common Stock of the Company, exclusive of (x) shares of Common Stock acquired by such Person and such Person’s Affiliates and Associates as a result of stock dividends, stock splits, recapitalizations or similar transactions in which the Company did not receive any consideration for issuing the shares of Common Stock in question or as a result of repurchases of stock by the Company; (y) shares of Common Stock acquired by such Person and such Person’s Affiliates and Associates as a result of gifts, devises, bequests and intestate succession; and (z) shares of Common Stock acquired by such Person and such Person’s Affiliates and Associates as a result of participation by such Person and such Person’s Affiliates and Associates in any dividend reinvestment plan, stock option plan or other similar plan or arrangement of the Company or (v) Russell Corporation, a Delaware corporation (“Russell Delaware”), in connection with the Agreement and Plan of Merger, dated January 30, 2004, between the Company and Russell Delaware, a wholly owned subsidiary of the Company, pursuant to which the Company will reincorporate from the State of Alabama to the State of Delaware by merging with and into Russell Delaware.”

5.	Triggering Event. Upon the effectiveness of the Reincorporation Merger, Section 1(jj) of the Rights Agreement is amended and restated in its entirety as follows:

“(jj) “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event but shall not include the merger of the Company with and into Russell Corporation pursuant to the Agreement and Plan of Merger, dated January 30, 2004, between the Company and Russell Delaware, a wholly owned subsidiary of the Company.”

6.	Amendment of Certain Provisions.

a)	Upon the effectiveness of the Reincorporation Merger, the third recital of the Rights Agreement is amended by deleting the language “the Resolution Establishing and Designating Series A Junior Participating Preferred Stock adopted by the Board of Directors of the Company as of October 25, 1989” and replacing such language with the language “the Certificate of Designation of Series A Junior Participating Preferred Stock of the Company filed with the Secretary of State of the State of Delaware on April 27, 2005”.

b)	Upon the effectiveness of the Reincorporation Merger, Section 23 of the Rights Agreement is amended by deleting the following paragraph in its entirety:

“(c) Notwithstanding the provisions of Section 23(a) hereof, in the event that a majority of the Board of Directors of the Company is elected by stockholder action by written consent, or is comprised of persons elected at a meeting of shareholders who were not nominated by the Board of Directors of the Company in office immediately prior to such meeting, then for a period of one hundred and eighty (180) days following the effectiveness of such election the Rights shall not be redeemed if such redemption is reasonably likely to have the purpose or effect of allowing any Person to become an Acquiring Person or otherwise facilitating the occurrence of a Triggering Event or a transaction with an Acquiring Person.”

c)	Upon the effectiveness of the Reincorporation Merger, Section 32 of the Rights Agreement is amended by substituting “State of Delaware” for “State of Alabama.”

d)	Upon the effectiveness of the Reincorporation Merger, Exhibit A to the Rights Agreement is amended by deleting the following sentence in its entirety:

“The foregoing notwithstanding, the Rights generally may not be redeemed for one hundred eighty (180) days following a change in a majority of the Board as a result of a proxy contest.”

e)	Upon the effectiveness of the Reincorporation Merger, Exhibit B to the Rights Agreement is amended by deleting the following sentence in its entirety:

“The foregoing notwithstanding, the Rights generally may not be redeemed for one hundred eighty (180) days following a change in a majority of the Board of Directors as a result of a proxy contest.”

7.	Miscellaneous.

a)	This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

b)	This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and both such counterparts shall together constitute but one and the same instrument.

c)	Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

IN WITNESS WHEREOF, Russell Alabama, the Rights Agent and Russell Delaware have caused this Amendment to be duly executed, all as of the day and year first above written.

RUSSELL CORPORATION, an Alabama corporation

By:	/s/ Floyd G. Hoffman
Name:	Floyd G. Hoffman
Title:	Senior Vice President,
Corporate Development,
General Counsel and Secretary

SUNTRUST BANK
as Rights Agent

By:	/s/ Bryan Echols
Name:	Bryan Echols
Title:	Group Vice President

RUSSELL CORPORATION,
a Delaware corporation

By:	/s/ Floyd G. Hoffman
Name:	Floyd G. Hoffman
Title:	President

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